Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form F-4 (No. 333-218046) of our report dated March 8, 2017 relating to the consolidated financial statements, which appears in Nortel Inversora S.A.’s annual report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/S/ PRICE WATERHOUSE & CO. S.R.L.
Buenos Aires, Argentina

October 10, 2017